UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Mast Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12390 El Camino Real, Suite 150, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(858) 552-0866

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2013, Mast Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as sole book-running manager and representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 50,000,000 units (the “Firm Units”), each of which shall consist of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase 0.5 of a share of Common Stock at an exercise price of $0.65 per share (the “Warrants”). Each Warrant will be exercisable upon issuance and will expire five years from the date of issuance. Under the terms of the Purchase Agreement, the Company also granted the Underwriters an option, exercisable in whole or in part at any time (but not more than once) within 30 days of June 14, 2013, to purchase up to 7,500,000 additional units (the “Option Units,” and, together with the Firm Units, the “Units”) to cover any over-allotments made by the Underwriters in the sale and distribution of the Firm Units. The Units and the underlying securities are being offered and sold to the public (the “Offering”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-188870), as amended, which became effective on June 14, 2013. The offering price to the public is $0.50 per Unit and the Underwriters have agreed to purchase the Units from the Company pursuant to the Purchase Agreement at a purchase price of $0.4675 per Unit. The Units will not be issued or certificated. The shares of Common Stock and the Warrants are immediately separable and will be issued separately, but will be purchased together in the Offering.

The Company expects to receive net proceeds of approximately $22.9 million from the sale of the Firm Units, after deducting underwriting discounts and commissions and estimated offering expenses, which include $150,000 that the Company has agreed to reimburse the Underwriters for fees incurred by it in connection with the Offering pursuant to the terms of the Purchase Agreement, and excluding the proceeds, if any, from the exercise of warrants issued in the Offering.

The purchase and sale of the Firm Units is expected to take place on June 19, 2013, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering. In addition, pursuant to the terms of the Purchase Agreement, the Company and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 90 days following June 14, 2013 without the prior written consent of Piper Jaffray & Co.

On June 14, 2013, the Company entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), pursuant to which the Company engaged the Transfer Agent to act as registrar and transfer agent for the Warrants. The terms and conditions of the Warrants are set forth in the Warrant Agent Agreement and the form of Common Stock Purchase Warrant is attached as Exhibit A thereto. The Warrants initially will be issued in the form of global securities held in book-entry form. The Warrants initially will be represented by one or more permanent global certificates in fully registered form and will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, New York, New York (DTC), as depository. Owners of beneficial interests in the Warrants represented by the global securities will hold their interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Warrants under the global securities or the global warrant. The Company and any of its agents may treat DTC as the sole holder and registered owner of the global securities.

Subject to limited exceptions, a Warrant holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after the exercise. The exercise price of the Warrants, and in some cases the number of shares issuable upon exercise of the Warrants, will be subject to adjustment in the event of stock splits, stock dividends, combinations, rights offerings and similar events affecting the Common Stock. In addition, in the event the Company consummates a merger or consolidation with or into another person or other reorganization event in which the Common Stock is converted or exchanged for securities, cash or other property, or the Company sells, leases, licenses or otherwise disposes of all or substantially all of its assets or the Company or another person acquire 50% or more of the outstanding Common Stock, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to the Company or surviving entity shall assume the obligations under the Warrants.

The Warrant holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Warrants. If, however, the Company is unable to offer and sell the shares underlying the Warrants pursuant to the prospectus under which the Company issued and sold the Warrants due to the ineffectiveness of the registration statement of which that prospectus is a part, then the Warrants may only be exercised on a “net” or “cashless” basis. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

A copy of the Purchase Agreement is attached as Exhibit 1.1 to this report and incorporated herein by reference. A copy of the Warrant Agent Agreement is attached as Exhibit 4.1 to this report and incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement and the Warrant Agent Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

This report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013	Mast Therapeutics, Inc.

	By:	/S/ Patrick L. Keran
Patrick L. Keran
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement by and between Mast Therapeutics, Inc. and Piper Jaffray & Co., on behalf of itself and the other several underwriters named in Schedule I thereto, dated June 14, 2013

4.1	Warrant Agent Agreement by and between Mast Therapeutics, Inc. and American Stock Transfer & Trust Company, dated June 14, 2013, including the form of Common Stock Purchase Warrant as Exhibit A